ConocoPhillips Company
Marketing and Supply, Central U.S.
Lease Operations
2611 Plaza Parkway, Suite 402
Wichita Falls, TX 76308
Phone: 940-723-8183
Fax: 940-720-4317
www.conocophillips.com

ConocoPhillips

March 1, 2012

Andy Westmoreland
Core Terra Operating, LLC
17304 Preston Rd., Ste 700
Dallas, TX 75252

RE: Lease Crude Oil Purchase Agreement

Dear Andy,

In July of 2011, ConocoPhillips announced plans to restructure its assets and pursue a repositioning effort into two leading independent, pure-play companies by second quarter of 2012. Once the repositioning is complete, ConocoPhillips Company will become a pure-play global independent Exploration and Production company and Phillips 66 Company will be formed to create a pure-play global Refining, Marketing, and Transportation company. Over the next few months many changes will occur, but our commitment to you is to maintain the first-class service and industry reputation you have come to trust.

A few changes that will affect you are our Crude Oil Purchase Agreements and our Price Posting Services. In an effort to standardize our Crude Oil Purchase Agreements across all regions, we have enclosed your new Crude Oil Purchase Agreement with ConocoPhillips. Your new Crude Oil Purchase Agreement is easier to read and review, provides a detailed listing of your leases from which ConocoPhillips purchases the production, and gives you the ability to capture your business with ConocoPhillips in one easy-to-access document. Please take a moment to review your new Crude Oil Purchase Agreement in its entirety and return a signed copy to us by April 1, 2012. No changes have been made to existing pricing or transportation differentials. This new Crude Oil Purchase Agreement cancels and replaces all previous contracts and amendments effective April 1, 2012.

The other change you will notice over the coming months will be to our ConocoPhillips Crude Oil Postings and Bulletins. Although the name will change on those postings to Phillips 66 Company sometime in the second quarter of 2012, it will remain consistent and reliable as our ConocoPhillips Crude Oil Postings are today. You will not experience any disruption in payment, nor will you experience any deviations from the way it is figured and calculated today.

Your business with us is very important and we appreciate the opportunity to be your preferred Crude Oil Purchaser. As we approach this transition, we want to be transparent with our communications to you and available to answer your questions and continue to be your trusted service provider and purchaser. Should you have any questions, please do not hesitate to call.

Your ConocoPhillips Crude Oil Marketing Team,

Bill B. Bechtold

Bill B. Bechtold
Manager, Ponca Supply
North Texas Lease Operations

ConocoPhillips

Andy Westmoreland
Core Terra Operating, LLC
17304 Preston Rd., Ste 700
Dallas, TX 75252

LEASE CRUDE OIL PURCHASE AGREEMENT
Contract Effective: April 1, 2012

Dear Andy,

This agreement is between ConocoPhillips Company ("Buyer") and Core Terra Operating, LLC ("Seller") and covers the sale and delivery by Seller and the purchase and receipt by Buyer of the specified oil and condensate ("Production") upon the following terms and conditions:

1. **TERM**
This contract shall be effective on April 1, 2012 and shall continue thereafter from month to month until cancelled by either party on the first day of any month upon not less than 30 days written notice.

2. **QUALITY**
North Texas Intermediate Sweet Type Crude.

3. **PRICE**
ConocoPhillips North Texas Intermediate Posting Monthly Average plus Argus P+ Monthly Average less (-) $2.12 differential per barrel for leases listed on the attached Exhibit "A".

4. **QUANTITY**
Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of the Production from the leases identified in the Exhibit(s) to this contract.

5. **LOGISTICS**
Seller shall notify gatherer's regional dispatch office when the Production is ready to be transported.

6. **PAYMENTS**
On or before the fifteenth (15th) day of the month following the month of delivery, Buyer shall render to Seller a statement showing total net quantity delivered from each lease covered hereunder during the preceding month. Subject to the terms of any applicable division order, Buyer shall make payment for Production purchased under this contract on or before the twenty-fifth (25th) day of the month following the month of delivery.

7. **DIVISION ORDER**
Buyer will hold the Basic Division Order for each of the leases identified in the Exhibit(s) to this contract and will tender payments to interest owners in a manner consistent with Division Orders executed by such interest owners. Seller shall furnish, at its expense, evidence of title reasonably acceptable to Buyer. Seller shall provide to Buyer the names, social security numbers or tax identification numbers and current mailing addresses of all owners of interest.

For each of the leases identified in the Exhibit(s) to this contract, "evidence of title reasonably acceptable to Buyer" shall include a Division Order Title Opinion (and any necessary supplements thereto) prepared on the basis of an attorney's examination of (i) complete abstract coverage of the lands included in the subject lease from the inception of title to a time subsequent to the date of the first delivery of Production purchased by Buyer under this contract, certified by a bonded abstractor authorized to do business in the county or counties in which the lands are located, (ii) complete copies of the subject leases(s), together with receipts showing the proper payment of all delay rentals previously due and payable, (iii) copies of all spacing, unitization, or other conservation orders affecting the

subject lease(s), and (iv) such other evidence of title to said land or the production therefrom as may be reasonably required by Buyer. Seller shall provide the required documentation to Buyer on or before the date of first sales to:

ConocoPhillips Company
Division Order Dept.
P.O. Box 7500
Bartlesville, OK 74005-7500

8. **TAXES**
Buyer will collect and report all state and federal taxes.

9. **DELIVERY**
Title to all Production sold and delivered to Buyer shall pass from Seller to Buyer as such Production passes the outlet flange of Seller's tankage on the lease or leases from which such Production is being purchased. Buyer agrees to promptly take delivery of the Production upon availability from the Seller's tanks or through a pipeline. If Buyer takes delivery by a third party common carrier, Buyer shall immediately notify Seller of the carrier's name and address.

10. **WARRANTY AND INDEMNITY**
Seller warrants title, free and clear of all taxes, liens and encumbrances, to the Production delivered hereunder and warrants that Production has been produced, handled and transported to the delivery point in accordance with the laws, rules and regulations of all applicable local, state or federal authorities. Seller warrants that the Production delivered hereunder is not contaminated by chemicals foreign to virgin crude and/or condensate including, but not limited to, chlorinated and/or oxygenated hydrocarbons. Without prejudice to any other remedy available to Buyer, Buyer may reject Production which is found to be so contaminated, and may return contaminated Production to Seller at Seller's expense, even after delivery to Buyer.

11. **MEASUREMENT AND TESTS**
Quantities of crude oil delivered hereunder shall be delivered from tank gauges on 100% tank table basis, or by the use of mutually acceptable automatic measuring equipment. Volume and gravity (API) of said quantities shall be corrected for temperature to 60 degrees Fahrenheit in accordance with the latest - A.S.T.M.-I.P. Petroleum Measurement Tables. Production delivered hereunder shall be merchantable and acceptable to the carriers involved. Full deduction shall be made for all BS&W content as determined by tests conducted according to the latest A.S.T.M. standards. Each party shall have the right to have a representative present to witness all gauges, tests and measurements; however, in the absence of either party's representative, the gauges, tests and measurements of the other party shall be deemed to be correct.

12. **ASSIGNMENT**
Either party may assign its rights and delegate its duties hereunder upon notice to the other party, provided that the assignor shall remain liable for any liabilities, claims and causes of action that accrue prior to the other party's receipt of notice of such assignment.

13. **FORCE MAJEURE**
Neither party hereto shall be liable for failure or delay in making or accepting deliveries hereunder to the extent such failure or delay may be due to compliance with acts, orders, regulations or requests of any federal, state or local civilian or military authority, or any person purporting to act therefore, riots, strikes, labor difficulties, action of the elements, disruption or breakdown of production or transportation facilities, or any other cause, whether or not to the same class or kind, reasonably beyond control of such party. If such a failure or delay extends beyond any reasonable period for the performance of this Agreement, then either party may terminate this Agreement.

14. **SAFE OPERATING ENVIRONMENTS**
Seller shall inform Buyer if any Production has detectable levels of hydrogen sulfide gas (H2S). Buyer may refuse service to any lease location that Buyer determines to be dangerous, hazardous, or unsafe. Service will not resume until such concerns are addressed and repaired to the satisfaction and approval of Buyer. If such hazards/unsafe conditions are not addressed and remediated to the satisfaction of Buyer, then Buyer may terminate this Agreement with immediate effect.

This letter evidences the entire agreement between the parties with respect to its subject matter. Please have your authorized representative sign a copy of this letter in the space provided, and return that signed copy to the undersigned as soon as practical.

Very truly yours,
CONOCOPHILLIPS COMPANY

_______________________ Date: March 1, 2012
Bill B. Bechtold
Manager, Ponca Supply
North Texas Lease Operations

Agreed:
Core Terra Operating, LLC

_______________________ Date _______________
Name

____
Position/Title

Operator Name	Lease Name	Lease Number	Price Schedule Description	Diff.	County	State
EXHIBIT "A"						
CORETERRA OPERATING LLC	PUGH 6	000819570000001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	PUGH J V 3 8	000819970000001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	PUGH J V 2 7	000819980000001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	DONALD & DONALD 4	000819990000001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	MONTAGUE	TX
CORETERRA OPERATING LLC	PUGH J V 5	000820880000001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	DONALD & DONALD 5	0008214500000B1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	MONTAGUE	TX
CORETERRA OPERATING LLC	PUGH J V 4 9	0008215300000B1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	PUGH J V 7 12	0008222600000A1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	PUGH JV6 11	000823410000001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	NORTH PUGH J V 3	0008247100000A1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	DAUBE 1	0008252300000A1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	MONTAGUE	TX
CORETERRA OPERATING LLC	DAUBE 2	0009301500000A1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	MONTAGUE	TX
CORETERRA OPERATING LLC	DAVIS 1,	0009319900000A1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	STEPHENS	TX
CORETERRA OPERATING LLC	DONALD & DONALD JV3 6	0009320400000A1	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	MONTAGUE	TX
CORETERRA OPERATING LLC	GARRISON 4	000977320000001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	WISE	TX
CORETERRA OPERATING LLC	KRAMER 1	A71614300001	CONOCOPHILLIPS NORTH TEXAS SWEET + ARGUS P+	-2.12	MONTAGUE	TX

Plains
Marketing, L.P.
17304 Preston Road, Suite 140 | Dallas, Texas 75252 | Phone: (972) 991-7544 | Fax: (972) 991-7547

October 21, 2013

Transcoastal Corporation
17304 Preston Rd., Ste 700
Dallas, TX 75252
Fax: (972) 818-0718

RE: PMLP Amendment: October 01, 2013-1
PMLP Contract: 6772-1001
Attention: Andy Westmoreland

Please refer to the above referenced contract dated February 25, 2010.

Effective on and after October 01, 2013, please amend the subject contract by changing the deduct on Montague county leases, as indicated on Exhibit "A" attached hereto and made a part hereof.

Please amend the subject contract by adding and/or deleting the following well(s) effective as shown.

Add Delete	PMLP Number	Well Name	Operator	County/State	Effective
Add	195067	LJL FARMS/BROWN 224	CORETERRA OPERATING LLC	GRAY , TX	Oct 01 2013

Please see Exhibit "A" attached for pricing purposes.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Transcoastal Corporation begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By: Plains GP LLC,
Its General Partner

Zachary D. DiCarlo
Crude Oil Representative

mlg
Log no.: 31879

Transcoastal Corporation

Plains contract: 6772-1001 Effective:10-01-2013

Exhibit "A"

Plains Marketing L.P.

Partner contract:

Oct 21, 2013

PM Lease ‡ =Inact	Lease	Operator	County/Parish	St	Price Code*	Price Method **	Applicable Premium or (Deduct)	Applicable PLA	Fuel Adj	Percent	Gravity	State Lease
057282 ‡	FAITH	CORETERRA OPERATING LLC	GRAY	TX	X1447	EDQ	($2.2500)	0.00%	$0.0000	100.00000%	Flat-G00A	005441
153675	STEVENSON A	CORETERRA OPERATING LLC	HUTCHINSON	TX	X1447	EDQ	$0.0000	0.00%	$0.0000	100.00000%	Flat-G00A	000891
153676 ‡	MAYFIELD B-C	CORETERRA OPERATING LLC	HUTCHINSON	TX	X1447	EDQ	$0.0000	0.00%	$0.0000	100.00000%	Flat-G00A	000872
153677 ‡	BILL PHILLIPS	CORETERRA OPERATING LLC	HUTCHINSON	TX	X1447	EDQ	$0.0000	0.00%	$0.0000	100.00000%	Flat-G00A	001991
192566	DONALD & DONALD #4	CORETERRA OPERATING LLC	MONTAGUE	TX	X1447	EDQ	($4.0000)	0.00%	$0.0000	100.00000%	Flat-G00A	030636
192574	DONALD & DONALD JV2 #5	CORETERRA OPERATING LLC	MONTAGUE	TX	X1447	EDQ	($4.0000)	0.00%	$0.0000	100.00000%	Flat-G00A	030702
192575	DONALD & DONALD JV3 #6	CORETERRA OPERATING LLC	MONTAGUE	TX	X1447	EDQ	($4.0000)	0.00%	$0.0000	100.00000%	Flat-G00A	031089
192576	KRAMER	CORETERRA OPERATING LLC	MONTAGUE	TX	X1447	EDQ	($4.0000)	0.00%	$0.0000	100.00000%	Flat-G00A	030991
192588	DAUBE	CORETERRA OPERATING LLC	MONTAGUE	TX	X1447	EDQ	($4.0000)	0.00%	$0.0000	100.00000%	Flat-G00A	030882
195067	LJL FARMS/BROWN 224	CORETERRA OPERATING LLC	GRAY	TX	X1447	EDQ	($2.2500)	0.00%	$0.0000	100.00000%	Flat-G00A	007030

(*)X1447 SPECIAL POSTINGS-PMWTI +ARGUS POST PLUS WTD AVG

(**)EQUAL DAILY QUANTITIES